Exhibit 10.9

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT.

CONVERTIBLE PROMISSORY NOTE

Houston, Texas
September 14, 2006	$100,000

FOR VALUE RECEIVED, EXOBOX TECHNOLOGIES CORP., a Nevada corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Manillo Investors, Ltd. or registered assigns (the “Holder”) the sum of One Hundred Thousand Dollars ($100,000), on January 1, 2007 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of ten percent (10%) per annum from the date hereof the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.  Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid (“Default Interest”).  Interest shall commence accruing on the issue date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable, at the option of the Holder, either at maturity or at the time of conversion of the principal to which such interest relates in accordance with Article I below.  All payments due hereunder (to the extent not converted into Series C preferred stock, $.001 par value per share, of the Borrower (the “Preferred Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America or, at the option of the Borrower, in whole or in part, in shares of Preferred Stock of the Borrower at the then applicable Conversion Rate (as defined herein). All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.  As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of Houston, Texas are authorized or required by law or executive order to remain closed.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.  The obligations of the Borrower under this Note shall be secured by that certain Security Agreement dated by and between the Borrower and the Holder of even date herewith.

The terms and conditions of the Securities Purchase Agreement dated as of September 20, 2005 by and among the Borrower and the Purchasers (as defined therein) are incorporated herein by reference (the Securities Purchase Agreement and the exhibits thereto are referred to herein collectively as the “Purchase Agreement”).  Terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1     Conversion Right.  Provided that, and only to the extent that, the Borrower has a sufficient number of shares of authorized but unissued and unreserved shares of Series C Convertible Preferred Stock (“Preferred Stock”) available to issue upon conversion, the Holder shall have the right from time to time,on the earlier of (i) the Maturity Date or (ii) the date of payment of the Default Amount (as defined in Article III) pursuant to Section 1.6(a) or Article III, the Optional Prepayment Amount (as defined in Section 5.1 or any payments pursuant to Section 1.7, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Preferred Stock as such Preferred Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Preferred Stock shall hereafter be changed or reclassified at the conversion rate (the “Conversion Rate”) determined as provided herein (a “Conversion”).  The number of shares of Preferred Stock to be issued upon each conversion of this Note shall be the pro rata part of the total number of fully paid and nonassessable shares of Preferred Stock issuable upon conversion of the original principal hereof based upon the Conversion Rate.  In the event the Conversion Amount (as defined below) is more that the original principal of this Note, the number of shares of Preferred Stock issuable upon conversion shall be increased ratably. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date plus (3) Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof.

1.2     Conversion Rate.

(a)    Calculation of Conversion Rate.

The Conversion Rate shall be 4,000 shares of Preferred Stock.

1.3     Authorized Shares.  The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Preferred Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Preferred Stock upon the full conversion of this Note and the other securities issued pursuant to the Purchase Agreement.  The Borrower is required at all times to have authorized and reserved one and one-quarter times the number of shares that is actually issuable upon full conversion of this note (based on the Conversion Rate of this note in effect from time to time) (the “Reserved Amount”).  The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable and a binding obligation of the Borrower.  In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Preferred Stock into which this note shall be convertible at the then current Conversion Rate, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Preferred Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note.  The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Preferred Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Preferred Stock in accordance with the terms and conditions of this Note.

If, at any time a Holder of this Note submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of Preferred Stock available to effect such conversion in accordance with the provisions of this Article I (a “Conversion Default”), subject to Section 4.8, the Borrower shall issue to the Holder all of the shares of Preferred Stock which are then available to effect such conversion.  The portion of this Note which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Preferred Stock (the “Excess Amount”) shall, notwithstanding anything to the contrary contained herein, not be convertible into Preferred Stock in accordance with the terms hereof until (and at the Holder’s option at any time after) the date additional shares of Preferred Stock are authorized by the Borrower to permit such conversion, at which time the Conversion Rate in respect thereof shall be the lesser of (i) the Conversion Rate on the Conversion Default Date (as defined below) and (ii) the Conversion Rate on the Conversion Date thereafter elected by the Holder in respect thereof.  In addition, the Borrower shall pay to the Holder payments (“Conversion Default Payments”) for a Conversion Default in the amount of (x) the sum of (1) the then outstanding principal amount of this Note plus (2) accrued and unpaid interest on the unpaid principal amount of this Note through the Authorization Date (as defined below) plus (3) Default Interest, if any, on the amounts referred to in clauses (1) and/or (2), multiplied by (y) .24, multiplied by (z) (N/365), where N = the number of days from the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the “Conversion Default Date”) to the date (the “Authorization Date”) that the Borrower authorizes a sufficient number of shares of Preferred Stock to effect conversion of the full outstanding principal balance of this Note.  The Borrower shall use its best efforts to authorize a sufficient number of shares of Preferred Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default.  The Borrower shall send notice to the Holder of the authorization of additional shares of Preferred Stock, the Authorization Date and the amount of Holder’s accrued Conversion Default Payments.  The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Preferred Stock (at such time as there are sufficient authorized shares of Preferred Stock) at the applicable Conversion Rate, at the Holder’s option, as follows:

(a)    In the event Holder elects to take such payment in cash, cash payment shall be made to Holder by the fifth (5th) day of the month following the month in which it has accrued; and

(b)    In the event Holder elects to take such payment in Preferred Stock, the Holder may convert such payment amount into Preferred Stock at the Conversion Rate (as in effect at the time of conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article I (so long as there is then a sufficient number of authorized shares of Preferred Stock).

The Holder’s election shall be made in writing to the Borrower at any time prior to 6:00 p.m., Houston, Texas time, on the third day of the month following the month in which Conversion Default payments have accrued.  If no election is made, the Holder shall be deemed to have elected to receive cash.  Nothing herein shall limit the Holder’s right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Borrower’s failure to maintain a sufficient number of authorized shares of Preferred Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including degree of specific performance and/or injunctive relief).

1.4     Method of Conversion.

(a)    Mechanics of Conversion.  Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a notice of conversion in the form attached hereto as Exhibit A (the “Notice of Conversion”) by facsimile or other reasonable means of communication dispatched prior to 6:00 p.m., Houston, Texas time (“Conversion Date”) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower.

(b)    Surrender of Note Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted.  The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.  In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error.  Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)    Payment of Taxes.  The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Preferred Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d)    Delivery of Preferred Stock Upon Conversion.  Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Preferred Stock issuable upon such conversion within five (5) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) (such fifth business day being hereinafter referred to as the “Deadline”) in accordance with the terms hereof and the Purchase Agreement.

(e)    Obligation of Borrower to Deliver Preferred Stock.  Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Preferred Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Preferred Stock or other securities, cash or other assets, as herein provided, on such conversion.  If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Preferred Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.  The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., Houston, Texas time, on such date.

(f)    Failure to Deliver Preferred Stock Prior to Deadline.  Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Preferred Stock issuable upon conversion of this Note is more than two (2) days after the Deadline because of the fault of Borrower (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Preferred Stock.  Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Preferred Stock in accordance with the terms of this Note.

1.5     Concerning the Shares.  The shares of Preferred Stock issuable upon conversion of this Note may not be sold or transferred unless  (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in Section 6(b) of the Purchase Agreement).  Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Preferred Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Preferred Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON THEIR CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefor free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Preferred Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Borrower or its transfer agent with reasonable assurances that the Preferred Stock issuable upon conversion of this Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Preferred Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.  Nothing in this Note shall affect in any way the Holder’s obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

1.6     Effect of Certain Events.

(a)    Effect of Merger, Consolidation, Etc.  At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either:  (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6(b) hereof.  “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)    Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of this note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Preferred Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Preferred Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Rate and of the number of shares issuable upon conversion of this note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.  The Borrower shall not effect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b).  The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)    Adjustment Due to Distribution.  If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Preferred Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Preferred Stock issuable upon such conversion had such Holder been the holder of such shares of Preferred Stock on the record date for the determination of shareholders entitled to such Distribution.

(d)    Adjustment Due to Dilutive Issuance.  If, at any time when this Note is issued and outstanding, the Borrower issues or sells, or in accordance with this Section 1.6(d) hereof is deemed to have issued or sold, any shares of Preferred Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Rate will be adjusted in order to maintain the same Conversion Rate.

The Borrower shall be deemed to have issued or sold shares of Preferred Stock if the Borrower in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Preferred Stock or other securities convertible into or exchangeable for Preferred Stock (“Convertible Securities”) (such warrants, rights and options to purchase Preferred Stock or Convertible Securities are hereinafter referred to as “Options”).  No further adjustment to the Conversion Rate will be made upon the actual issuance of such Preferred Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Borrower shall be deemed to have issued or sold shares of Preferred Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options).

No adjustment to the Conversion Rate will be made upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Note.

(e)    Purchase Rights.  If, at any time when this Note is issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Preferred Stock, then the Holder of this Note and the holders of the Series C Convertible Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Preferred Stock acquirable upon complete conversion of this Note or the Series C Convertible Preferred Stock (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Preferred Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f)    Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Rate as a result of the events described in this Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Rate at the time in effect and (iii) the number of shares of Preferred Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this note.

1.7      Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Preferred Stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to this Note and the other convertible securities issued pursuant to the Purchase Agreement more than the maximum number of shares of Preferred Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Preferred Stock is then traded (the “Maximum Share Amount”), which, as of the Issue Date shall be 19.99% of the total shares outstanding on the Issue Date), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Preferred Stock occurring after the date hereof.  Once the Maximum Share Amount has been issued (the date of which is hereinafter referred to as the “Maximum Conversion Date”), if the Borrower fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on the Borrower’s ability to issue shares of Preferred Stock in excess of the Maximum Share Amount (a “Trading Market Prepayment Event”), in lieu of any further right to convert this Note, and in full satisfaction of the Borrower’s obligations under this Note, the Borrower shall pay to the Holder, within fifteen (15) business days of the Maximum Conversion Date (the “Trading Market Prepayment Date”), an amount equal to 130% times the sum of (a) the then outstanding principal amount of this Note immediately following the Maximum Conversion Date, plus (b) accrued and unpaid interest on the unpaid principal amount of this Note to the Trading Market Prepayment Date, plus (c) Default Interest, if any, on the amounts referred to in clause (a) and/or (b) above, plus (d) any optional amounts that may be added thereto at the Maximum Conversion Date by the Holder in accordance with the terms hereof (the then outstanding principal amount of this Note immediately following the Maximum Conversion Date, plus the amounts referred to in clauses (b), (c) and (d) above shall collectively be referred to as the “Remaining Convertible Amount”).  With respect to each Holder of Note, the Maximum Share Amount shall refer to such Holder’s prorata share thereof determined in accordance with Section 4.8 below.  In the event that the sum of (x) the aggregate number of shares of Preferred Stock issued upon conversion of this Note and the other convertible securities issued pursuant to the Purchase Agreement plus (y) the aggregate number of shares of Preferred Stock that remain issuable upon conversion of this Note and the other convertible securities issued pursuant to the Purchase Agreement, represents at least one hundred percent (100%) of the Maximum Share Amount (the “Triggering Event”), the Borrower will use its best efforts to seek and obtain Shareholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Maximum Conversion Date.  As used herein, “Shareholder Approval” means approval by the shareholders of the Borrower to authorize the issuance of the full number of shares of Preferred Stock which would be issuable upon full conversion of the then outstanding Note but for the Maximum Share Amount.

1.8     Status as Shareholder.  Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Preferred Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Preferred Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms  of this Note.  Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Preferred Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Preferred Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if this note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted.  In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Rate with respect to subsequent conversions determined in accordance with Section 1.3) for the Borrower’s failure to convert this Note.

ARTICLE II. CERTAIN COVENANTS

2.1     Distributions on Capital Stock.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.2     Restriction on Stock Repurchases.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.3     Borrowings.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (c) borrowings, the proceeds of which shall be used to repay this Note.

2.4     Sale of Assets.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business.  Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.5     Advances and Loans.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $50,000.

2.6     Contingent Liabilities.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1     Failure to Pay Principal or Interest.  The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon a Trading Market Prepayment Event pursuant to Section 1.7, upon acceleration or otherwise;

3.2     Conversion and the Shares.  The Borrower fails to issue shares of Preferred Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note (for a period of at least sixty (60) days, if such failure is solely as a result of the circumstances governed by Section 1.3 and the Borrower is using its best efforts to authorize a sufficient number of shares of Preferred Stock as soon as practicable), fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Preferred Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Preferred Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Borrower shall have been notified thereof in writing by the Holder;

3.3     Breach of Covenants.  The Borrower breaches any material covenant or other material term or condition contained in Sections 1.3, 1.6 or 1.7 of this Note, or Sections 7(d), 7(g), 7(h), 7(i), 7(k) or 8 of the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder;

3.4     Breach of Representations and Warranties.  Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement;

3.5     Receiver or Trustee.  The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

3.6     Judgments.  Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

3.7     Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower; or

3.8     Default Under Other Securities.  An Event of Default has occurred and is continuing under any of the other securities issued pursuant to the Purchase Agreement then, upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, 3.2, 3.3, 3.4, 3.6, 3.7, or 3.9, at the option of the Holders of a majority of the aggregate principal amount of the outstanding Note or other securities issued pursuant to the Purchase Agreement exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), and upon the occurrence of an Event of Default specified in Section 3.6 or 3.8, this note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 130% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x) and  (y) shall collectively be known as the “Default Sum”) or (ii) the “parity value” of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Preferred Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the “Conversion Date” for purposes of determining the lowest applicable Conversion Rate, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price for the Preferred Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.  If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Preferred Stock of the Borrower equal to the Default Amount divided by the Conversion Rate then in effect.

ARTICLE IV. MISCELLANEOUS

4.1     Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2     Notices.  Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail.  For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 6303 Beverly Hill, Suite 210, Houston, Texas 77057, with a copy not constituting notice sent to Douglas J, Dillon, Andrews Kurth, LLP, 600 Travis, Houston, Texas 77002.  Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

4.3     Amendments.  This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Note issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4     Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.  Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).  Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bonafide margin account or other lending arrangement.

4.5     Cost of Collection.  If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6     Governing Law.  THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN HOUSTON, TEXAS WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.  THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS NOTE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

4.7     Certain Amounts.  Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Preferred Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note.  The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Preferred Stock.

4.8     Allocations of Maximum Share Amount and Reserved Amount.  The Maximum Share Amount and Reserved Amount shall be allocated pro rata among the Holders of Note based on the principal amount of such Note issued to each Holder.  Each increase to the Maximum Share Amount and Reserved Amount shall be allocated pro rata among the Holders of Note based on the principal amount of such Note held by each Holder at the time of the increase in the Maximum Share Amount or Reserved Amount.  In the event a Holder shall sell or otherwise transfer any of such Holder’s Note, each transferee shall be allocated a pro rata portion of such transferor’s Maximum Share Amount and Reserved Amount.  Any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Note shall be allocated to the remaining Holders of Note, pro rata based on the principal amount of such Note then held by such Holders.

4.9     Damages Shares.  The shares of Preferred Stock that may be issuable to the Holder pursuant to Sections 1.3 and 1.4(f) (“Damages Shares”) shall be treated as Preferred Stock issuable upon conversion of this Note for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Preferred Stock issuable hereunder.  For purposes of calculating interest payable on the outstanding principal amount hereof, except as otherwise provided herein, amounts convertible into Damages Shares (“Damages Amounts”) shall not bear interest but must be converted prior to the conversion of any outstanding principal amount hereof, until the outstanding Damages Amounts is zero.

4.10   Denominations.  At the request of the Holder, upon surrender of this Note, the Borrower shall promptly issue a new Note in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations as the Holder shall request.

4.11   Purchase Agreement.  By its acceptance of this Note, each Holder agrees to be bound by the applicable terms of the Purchase Agreement.

4.12   Notice of Corporate Events.  Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Preferred Stock unless and only to the extent that it converts this Note into Preferred Stock.  The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s shareholders (and copies of proxy materials and other information sent to shareholders).  In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.  The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.12.

4.13  Remedies.  The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE V. OPTIONAL PREPAYMENT

5.1     Optional Prepayment.  Notwithstanding anything to the contrary contained in this Note, the Borrower shall have the unilateral right at its sole election to prepay all of this outstanding Note in accordance with this Section 5.1.  Any notice of prepayment hereunder (an “Optional Prepayment”) shall be delivered to the Holders of this Note at their registered addresses appearing on the books and records of the Borrower and shall state (1) that the Borrower is exercising its right to prepay all of this Note issued on the Issue Date and (2) the date of prepayment (the “Optional Prepayment Notice”).  On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the unpaid principal balance and accrued interest and other amounts, if any, owing under the terms of this Note.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this 14th day of September, 2006.

EXOBOX TECHNOLOGIES CORP.

By:
Robert B. Dillon, President

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder

in order to Convert this note)

The undersigned hereby irrevocably elects to convert $__________ principal amount of this note (defined below) into shares of common stock, par value $.001 per share (“Preferred Stock”), of Exobox Technologies Corp., a Nevada corporation (the “Borrower”) according to the conditions of the convertible Note of the Borrower dated as of September ___, 2006 (the “Note”), as of the date written below.  If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.  A copy of each Note is attached hereto (or evidence of loss, theft or destruction thereof).

The Borrower shall electronically transmit the Preferred Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:
Account Number:
In lieu of receiving shares of Preferred Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Preferred Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:
Address:
The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of this Note shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion:
Applicable Conversion Rate:
Number of Shares of Preferred Stock to be Issued Pursuant to
Conversion of this note:
Signature:
Name:
Address:

The Borrower shall issue and deliver shares of Preferred Stock to an overnight courier not later than three business days following receipt of the original Note(s) to be converted, and shall make payments pursuant to this Note for the number of business days such issuance and delivery is late.